Exhibit 99.6

March 10, 2021

Subject: Talend’s Next Phase of Growth

Dear [ Valued Partner / INSERT CUSTOMARY GREETING],

As you know, at Talend, we pride ourselves in transforming the way companies use data to make decisions and having a meaningful impact on their outcomes. I’m excited to share important news about Talend’s next chapter that will enable us to take this even further. We announced a proposed acquisition by Thoma Bravo, a world-leading private equity firm with a strong history in creating increased value and fueling innovation for software and technology companies. This is that “right opportunity” that will be a catalyst for solidifying Talend’s position as a data market leader, taking us to the next level in how we serve our customers and build upon the value we bring our partners. You can get full details in our press release.

The rapid acceleration of digital transformation over the last year underscores the unique and critical role Talend plays in conjunction with its ecosystem partners to support enterprises as they move to the cloud and look to deliver trusted data throughout their organization. Assuming the acquisition is successfully completed, we would draw upon the best of Thoma Bravo for added expertise and resources to expand our capabilities in the cloud and deliver new innovations to drive intelligent data management and ensure corporate data health. Thoma Bravo has a clear and successful track record of partnering with the management teams in their portfolio and takes a long-term view to create sustainable growth with a strong commitment to investing in product innovation and customer service. We are genuinely excited about potentially collaborating with them to unlock Talend’s full potential.

While this transaction would bring about a change in ownership, it will not change the connection with our partners or the importance we place in our relationship with you. We know it’s the combination of our collective experience and services that give customers the confidence they need. We will continue to provide the solutions and services customers need to harness the power of their data and we remain committed to working closely with you to drive our mutual success.

As excited as we are about this project, this announcement is just the first step. There are still a number of conditions that must be satisfied before the transaction is complete, which we hope will occur in the second half of 2021, including the completion of appropriate works council consultations and receipt of certain regulatory approvals. The transaction will result in us becoming a privately-held company, and Talend shares will no longer be publicly traded.

Until then, we remain an independent, publicly traded company. Throughout this process, our partners remain a top priority and we are committed to keeping you informed. Your opinion matters to us, so please do not hesitate to reach out to your regular Talend representative with any questions you may have. As we continue to evolve, it is vital to us that we do so collaboratively and in alignment with you.

I would like to personally thank you for your business and support. We look forward to continuing to partner with you to deliver clean, complete, and uncompromised data that drives meaningful business outcomes for our shared customers. We will reach out again as this exciting development nears completion.

Sincerely,

Ann-Christel Graham

CRO, Talend

Important Additional Information and Where to Find It

In connection with the proposed acquisition of Talend S.A. (“Talend”) by Tahoe Bidco (Cayman), LLC, an exempted company incorporated under the laws of the Cayman Islands (“Parent”), Parent will commence, or will cause to be filed, a tender offer for all of the outstanding shares, American Depositary Shares, and other outstanding equity interests of Talend. The tender offer has not commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell securities of Talend. It is also not a substitute for the tender offer materials that Parent will file with the Securities and Exchange Commission (the “SEC”) upon commencement of the tender offer. At the time that the tender offer is commenced, Parent will file tender offer materials on Schedule TO with the SEC, and Talend will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer. THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION THAT SHOULD BE READ CAREFULLY AND CONSIDERED BY TALEND’S SECURITY HOLDERS BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER. Both the tender offer materials and the solicitation/recommendation statement will be made available to Talend’s investors and security holders free of charge. A free copy of the tender offer materials and the solicitation/recommendation statement will also be made available to all of Talend’s investors and security holders by contacting Talend at ir@talend.com, or by visiting Talend’s website (www.talend.com). In addition, the tender offer materials and the solicitation/recommendation statement (and all other documents filed by Talend with the SEC) will be available at no charge on the SEC’s website (www.sec.gov) upon filing with the SEC. TALEND’S INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE TENDER OFFER MATERIALS AND THE SOLICITATION/RECOMMENDATION STATEMENT, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND ANY OTHER RELEVANT DOCUMENTS FILED BY PARENT OR TALEND WITH THE SEC WHEN THEY BECOME AVAILABLE BEFORE THEY MAKE ANY DECISION WITH RESPECT TO THE TENDER OFFER. THESE MATERIALS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TENDER OFFER, PARENT AND TALEND.

Forward-Looking Statements

This document contains certain statements that constitute forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding the satisfaction of conditions to the completion of the proposed transaction and the expected completion of the proposed transaction, the timing and benefits thereof, as well as other statements that are not historical fact. These forward-looking statements are based on currently available information, as well as Talend’s views and assumptions regarding future events as of the time such statements are being made. Such forward looking statements are subject to inherent risks and uncertainties. Accordingly, actual results may differ materially and adversely from those expressed or implied in such forward-looking statements. Such risks and uncertainties include, but are not limited to, the potential failure to satisfy conditions to the completion of the proposed transaction due to the failure to receive a sufficient number of tendered shares in the tender offer; the failure to obtain necessary regulatory or other approvals; the outcome of legal proceedings that may be instituted against Talend and/or others relating to the transaction; the possibility that competing offers will be made, risks associated with acquisitions, such as the risk that transaction may be more difficult, time-consuming or costly than expected or that the expected benefits of the transaction will not occur; as well as those described in cautionary statements contained elsewhere herein and in Talend’s periodic reports filed with the SEC including the statements set forth under “Risk Factors” set forth in Talend’s most recent annual report on Form 10-K, and any subsequent reports on Form 10-Q or form 8-K filed with the SEC, the Tender Offer Statement on Schedule TO (including the offer to purchase, the letter of transmittal and other documents relating to the tender offer) to be filed by Parent, and the Solicitation/Recommendation Statement on Schedule 14D-9 to be filed by Talend. As a result of these and other risks, the proposed transaction may not be completed on the timeframe expected or at all. These forward-looking statements reflect Talend’s expectations as of the date of this report. The forward-looking statements included in this communication are made only as of the date hereof. Talend assumes no obligation and does not intend to update these forward-looking statements, except as required by law.